EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle Media Relations 847-964-2288
Stericycle, Inc. Reports Results For The Fourth Quarter 2023
BANNOCKBURN, Ill., February 28, 2024 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the fourth quarter ended December 31, 2023.
Revenues for the fourth quarter were $652.0 million, a decrease of 2.7% compared to $670.4 million in the fourth quarter of 2022. Income from operations was $37.1 million, compared to $59.1 million in the fourth quarter of 2022. Net income in the fourth quarter was $14.9 million, or $0.16 diluted earnings per share, compared to $31.8 million, or $0.35 in the fourth quarter of 2022. Adjusted income from operations1 was $84.5 million, compared to $90.6 million in the fourth quarter of 2022. Adjusted diluted earnings per share1 was $0.54, compared to $0.60 in the fourth quarter of 2022. Cash flow from operations for the year ended December 31, 2023 was $243.3 million, compared to $200.2 million in 2022. Free cash flow2 for the year ended December 31, 2023 was $112.0 million, compared to $68.0 million in 2022.
KEY BUSINESS HIGHLIGHTS:
•Grew Regulated Waste and Compliance Services (“RWCS”) organic revenues1 3.1% compared to the fourth quarter of 2022.
•Improved gross profit 150 basis points compared to the fourth quarter of 2022.
•Acquired a U.S. regulated waste tuck-in business in January 2024.
•Continued to implement workforce management actions in the first quarter of 2024, which are expected to generate over $35 million in cost savings in 2024.

“Throughout 2023, we made strong progress executing across all of our key business priorities, most notably the ERP deployment for our U.S. Regulated Waste and Compliance Services business and portfolio optimization, as we completed eight divestitures in the year. 2023 organic revenue and Adjusted EPS(3) performance came in line with our expectations. We continued to drive efficiency improvements in cost of revenues that helped mitigate headwinds of approximately $50 million in commodity indexed revenues in 2023,” said Cindy J. Miller, President and Chief Executive Officer. “We look forward to building on the strength of the foundation we have established, leveraging our next generation of key business priorities to drive growth. We plan to harness a streamlined workforce, modern technology, updated facilities, and a refreshed fleet, which we expect will drive growth in top line and profitability.”

1.Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
2.Free cash flow is calculated as Net cash from operating activities less Capital expenditures.
3.Earnings per Share (EPS).
4.Foreign Corrupt Practices Act (FCPA).

FOURTH QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the fourth quarter were $652.0 million compared to $670.4 million in the fourth quarter of 2022. The decrease was primarily due to divestitures of $28.6 million, which was partially offset by favorable foreign exchange rates of $5.0 million. Organic revenues grew $5.2 million, with RWCS growing $13.2 million and Secure Information Destruction (“SID”) organic revenues declining $8.0 million. The decline in SID was mainly a result of lower SID commodity indexed revenues due to lower recycling revenue and lower fuel and environmental surcharges of $18.0 million.
•Income from operations in the fourth quarter was $37.1 million compared to $59.1 million in the fourth quarter of 2022. The $22.0 million decrease was mainly due to a gain on divestitures in 2022 of $15.6 million; lower SID commodity indexed revenue margin flow-through of $10.2 million; higher bad debt expense of $8.1 million, primarily due to a lower fourth quarter of 2022 bad debt expense level as a result of improved North America SID collections; and higher incentive and stock based compensation of $7.1 million. These were partially offset by margin flow-through of $18.9 million, including cost savings from productivity initiatives.
•Net income in the fourth quarter was $14.9 million, or $0.16 diluted earnings per share, compared to $31.8 million, or $0.35 in the fourth quarter of 2022. The decrease was primarily attributable to lower Income from operations of $22.0 million, as explained above.
•Cash flow from operations for the year ended December 31, 2023, was $243.3 million, compared to $200.2 million in 2022. The year-over-year increase of $43.1 million was primarily driven by lower FCPA4 settlement payments of $72.8 million and lower annual incentive compensation payments of $22.3 million, partially offset by increased accounts receivable, net of deferred revenues of $68.5 million.
•Cash paid for capital expenditures for the year ended December 31, 2023 was $131.3 million, compared to $132.2 million in 2022.
Non-GAAP Results
•For the fourth quarter of 2023, organic revenues1 increased 0.9%, which excludes the impacts of divestitures and foreign exchange rates. RWCS organic revenues1 increased 3.1% while SID organic revenues1 decreased 3.6%, mainly due to lower SID commodity indexed revenues, as explained above.
•Adjusted income from operations1 was $84.5 million compared to $90.6 million in the fourth quarter of 2022. As a percentage of revenues, the 50 basis points decrease was mainly due to lower commodity indexed revenue margin flow-through of 160 basis points; higher bad debt expense of 120 basis points, as explained above; and higher incentive and stock based compensation of 110 basis points. These were partially offset by margin flow-through of 340 basis points, including cost savings and portfolio optimization.
•Adjusted diluted earnings per share1 was $0.54, compared to $0.60 in the fourth quarter of 2022. The $0.06 decrease was mainly driven by lower SID commodity indexed revenue margin flow-through of $0.09; higher bad debt expense of $0.07, as explained above, and higher incentive compensation of $0.06. These were partially offset by margin flow-through of $0.16.
•Free cash flow2 for the year ended December 31, 2023 was $112.0 million, compared to $68.0 million in 2022. The $44.0 million increase was primarily due to higher cash flow from operations of $43.1 million, as explained above.

1.Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
2.Free cash flow is calculated as Net cash from operating activities less Capital expenditures.
3.Earnings per Share (EPS).
4.Foreign Corrupt Practices Act (FCPA).

CONFERENCE CALL INFORMATION
Stericycle is holding its fourth quarter earnings conference call on Wednesday, February 28, 2024, at 8:00 a.m. central time. To access presentation materials, conference call numbers, or listen to the call via an internet webcast, visit investors.stericycle.com.
The fourth quarter earnings call is being recorded and a replay will be available approximately one hour after the end of the conference call until March 28, 2024. To access a replay of the call, visit investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.
ABOUT STERICYCLE
Stericycle, Inc., is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and well-being and safeguard the environment. Stericycle serves customers in North America and Europe with solutions for regulated waste and compliance services and secure information destruction. For more information about Stericycle, please visit stericycle.com.
SAFE HARBOR STATEMENT
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, and disruptions resulting from deployment of systems, disruptions in our supply chain, disruptions in or attacks on data information technology systems, labor shortages, a recession or economic disruption in the U.S. and other countries, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP (Sorted Office Paper) pricing volatility or pricing volatility in other commodities, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, the outcome of pending, future or settled litigation or investigations, charges related to portfolio optimization or the failure of acquisitions or divestitures to achieve the desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and Senior Notes, rising interest rates or a downgrade in our credit rating resulting in an increase in interest expense, political, economic, war, and other risks related to our foreign operations, pandemics and the resulting impact on the results of operations, long-term remote work arrangements which may adversely affect our business, restrictions on the ability of our team members to travel, closures of our facilities or the facilities of our customers and suppliers, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, failure to maintain an effective system of internal control over financial reporting, as well as other factors described in our filings with the SEC, including the 2023 Form 10-K and subsequent Quarterly Reports on Form 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,					Year Ended December 31,
	2023	% of Revenues	2022	% of Revenues	% Change	2023	% of Revenues	2022	% of Revenues	% Change
Revenues	$652.0	100.0%	$670.4	100.0%	(2.7)%	$2,659.3	100.0%	$2,704.7	100.0%	(1.7)%
Cost of revenues	395.2	60.6%	416.0	62.1%	(5.0)%	1,644.7	61.8%	1,679.1	62.1%	(2.0)%
Gross profit	256.8	39.4%	254.4	37.9%	0.9%	1,014.6	38.2%	1,025.6	37.9%	(1.1)%
Selling, general and administrative expenses	219.7	33.7%	210.9	31.5%	4.2%	873.9	32.9%	887.5	32.8%	(1.5)%
Divestiture (gains) losses, net	—	—%	(15.6)	(2.3)%	(100.0)%	63.4	2.4%	(15.6)	(0.6)%	nm
Income from operations	37.1	5.7%	59.1	8.8%	(37.2)%	77.3	2.9%	153.7	5.7%	(49.7)%
Interest expense, net	(17.0)	(2.6)%	(20.9)	(3.1)%	(18.7)%	(73.9)	(2.8)%	(75.5)	(2.8)%	(2.1)%
Other income (expense), net	0.2	0.0%	(0.1)	—%	(300.0)%	(0.1)	—%	0.7	—%	(114.3)%
Income before income taxes	20.3	3.1%	38.1	5.7%	(46.7)%	3.3	0.1%	78.9	2.9%	(95.8)%
Income tax expense	(5.5)	(0.8)%	(6.0)	(0.9)%	(8.3)%	(24.6)	(0.9)%	(22.4)	(0.8)%	9.8%
Net income (loss)	14.8	2.3%	32.1	4.8%	(53.9)%	(21.3)	(0.8)%	56.5	2.1%	(137.7)%
Net income (loss) attributable to noncontrolling interests	0.1	—%	(0.3)	—%	(133.3)%	(0.1)	—%	(0.5)	—%	(80.0)%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$14.9	2.3%	$31.8	4.7%	(53.1)%	$(21.4)	(0.8)%	$56.0	2.1%	(138.2)%
Earnings (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.16		$0.35		(54.8)%	$(0.23)		$0.61		(138.0)%
Diluted	$0.16		$0.35		(54.5)%	$(0.23)		$0.61		(137.8)%
Weighted average number of common shares outstanding:
Basic	92.5		92.2			92.4		92.1
Diluted	92.8		92.5			92.4		92.4
nm - percentage change not meaningful
STATISTICS - U.S. GAAP AND ADJUSTED MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,				Year Ended December 31,
	2023	% of Revenues	2022	% of Revenues	2023	% of Revenues	2022	% of Revenues
Statistics - U.S. GAAP
Effective tax rate	27.1%		15.7%		745.5%		28.4%
Statistics - Adjusted (1)
Adjusted gross profit	$259.2	39.8%	$254.4	37.9%	$1,020.4	38.4%	$1,025.6	37.9%
Adjusted selling, general and administrative expenses	$174.7	26.8%	$163.8	24.4%	$704.9	26.5%	$701.9	26.0%
Adjusted income from operations	$84.5	13.0%	$90.6	13.5%	$315.5	11.9%	$323.7	12.0%
Adjusted EBITDA (2)	$110.3	16.9%	$117.6	17.5%	$420.0	15.8%	$432.2	16.0%
Adjusted net income attributable to common shareholders	$49.9	7.7%	$55.5	8.3%	$175.1	6.6%	$188.4	7.0%
Adjusted effective tax rate	26.4%		19.8%		27.4%		24.1%
Adjusted diluted earnings per share	$0.54		$0.60		$1.89		$2.04
Adjusted diluted shares outstanding	92.8		92.5		92.8		92.4
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
(2)Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$35.3	$56.0
Accounts receivable, less allowance for doubtful accounts of $44.7 in 2023 and $53.3 in 2022	553.9	414.5
Prepaid expenses	31.6	33.2
Other current assets	50.7	55.0
Total Current Assets	671.5	558.7
Property, plant and equipment, less accumulated depreciation of $675.4 in 2023 and $657.7 in 2022	708.3	715.7
Operating lease right-of-use assets	464.3	398.9
Goodwill	2,755.6	2,784.9
Intangible assets, less accumulated amortization of $925.8 in 2023 and $823.3 in 2022	686.5	811.1
Other assets	66.4	64.8
Total Assets	$5,352.6	$5,334.1
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$19.6	$22.3
Bank overdraft	1.0	2.9
Accounts payable	212.1	213.5
Accrued liabilities	259.5	244.1
Operating lease liabilities	105.4	91.2
Deferred revenues	72.6	7.9
Other current liabilities	47.8	40.0
Total Current Liabilities	718.0	621.9
Long-term debt, net	1,277.8	1,484.0
Long-term operating lease liabilities	378.9	329.0
Deferred income taxes	420.5	427.0
Long-term tax payable	6.4	11.8
Other liabilities	28.1	35.9
Total Liabilities	2,829.7	2,909.6

Commitments and contingencies

EQUITY
Common stock (par value $0.01 per share, 120.0 shares authorized, 92.6 and 92.2 issued and outstanding in 2023 and 2022, respectively)	0.9	0.9
Additional paid-in capital	1,316.7	1,285.4
Retained earnings	1,389.4	1,410.8
Accumulated other comprehensive loss	(184.5)	(276.9)
Total Stericycle, Inc.’s Equity	2,522.5	2,420.2
Noncontrolling interests	0.4	4.3
Total Equity	2,522.9	2,424.5
Total Liabilities and Equity	$5,352.6	$5,334.1

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net (loss) income	$(21.3)	$56.5
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	104.5	108.5
Intangible amortization	112.0	124.0
Stock-based compensation expense	33.4	25.1
Deferred income taxes	(2.5)	20.6
Divestiture losses (gains), net	63.4	(15.6)
Asset impairments, loss on disposal of property plant and equipment and other charges	6.8	5.7
Other, net	3.6	7.5
Changes in operating assets and liabilities:
Accounts receivable	(146.8)	(12.9)
Prepaid expenses	0.2	12.0
Accounts payable	4.9	(2.6)
Accrued liabilities	25.6	(92.7)
Deferred revenues	64.9	(0.5)
Other assets and liabilities	(5.4)	(35.4)
Net cash from operating activities	243.3	200.2
INVESTING ACTIVITIES:
Capital expenditures	(131.3)	(132.2)
Proceeds from divestitures of businesses, net	84.6	46.7
Other, net	2.9	0.9
Net cash from investing activities	(43.8)	(84.6)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(11.8)	(12.0)
Proceeds from foreign bank debt	1.2	1.6
Repayments of foreign bank debt	(0.3)	(1.8)
Repayments of term loan	(75.0)	—
Proceeds from credit facility	1,068.3	1,368.8
Repayments of credit facility	(1,191.3)	(1,459.6)
(Repayments) proceeds from bank overdrafts, net	(2.1)	1.4
Payments of finance lease obligations	(2.7)	(3.1)
Payments of debt issuance costs	—	(0.4)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(5.2)	(5.6)
Payments to noncontrolling interests	(1.5)	(0.3)
Net cash from financing activities	(220.4)	(111.0)
Effect of exchange rate changes on cash and cash equivalents	0.2	(4.2)
Net change in cash and cash equivalents	(20.7)	0.4
Cash and cash equivalents at beginning of year	56.0	55.6
Cash and cash equivalents at end of year	$35.3	$56.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Capital expenditures in accounts payable	$24.0	$30.2
Interest paid, net of capitalized interest	$70.1	$72.6
Income taxes paid (refunded)	$19.5	$(1.1)
Free cash flow (1)	$112.0	$68.0
(1)Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022

	Three Months Ended December 31,
	In millions				Components of Change (%) (1)
	2023	2022	Change ($)	Change (%)	Organic Growth (2)	Divestitures	Foreign Exchange(3)
Revenue by Service
Regulated Waste and Compliance Services	$439.9	$449.3	$(9.4)	(2.1)%	3.1%	(5.8)%	0.8%
Secure Information Destruction Services	212.1	221.1	(9.0)	(4.1)%	(3.6)%	(1.1)%	0.6%
Total Revenues	$652.0	$670.4	$(18.4)	(2.7)%	0.9%	(4.3)%	0.7%
North America
Regulated Waste and Compliance Services	$371.3	$371.3	$—	—%	2.8%	(2.7)%	—%
Secure Information Destruction Services	188.8	194.6	(5.8)	(3.0)%	(3.0)%	—%	—%
Total North America Segment	$560.1	$565.9	$(5.8)	(1.0)%	0.8%	(1.8)%	—%
International
Regulated Waste and Compliance Services	$68.6	$78.0	$(9.4)	(12.1)%	5.1%	(20.8)%	4.7%
Secure Information Destruction Services	23.3	26.5	(3.2)	(12.1)%	(8.4)%	(9.0)%	4.8%
Total International Segment	$91.9	$104.5	$(12.6)	(12.1)%	1.3%	(17.8)%	4.8%
See footnote descriptions below Table 1 – C.
Table 1–B: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
YEAR ENDED DECEMBER 31, 2023 AND 2022

	Year Ended December 31,
	In millions				Components of Change (%) (1)
	2023	2022	Change ($)	Change (%)	Organic Growth (2)	Divestitures	Foreign Exchange(3)
Revenue by Service
Regulated Waste and Compliance Services	$1,775.8	$1,798.2	$(22.4)	(1.2)%	4.2%	(5.3)%	0.1%
Secure Information Destruction Services	883.5	906.5	(23.0)	(2.5)%	(1.7)%	(0.6)%	(0.2)%
Total Revenues	$2,659.3	$2,704.7	$(45.4)	(1.7)%	2.2%	(3.8)%	—%
North America
Regulated Waste and Compliance Services	$1,474.4	$1,468.8	$5.6	0.4%	4.5%	(3.8)%	(0.1)%
Secure Information Destruction Services	781.4	794.3	(12.9)	(1.6)%	(1.3)%	—%	(0.3)%
Total North America Segment	$2,255.8	$2,263.1	$(7.3)	(0.3)%	2.4%	(2.4)%	(0.2)%
International
Regulated Waste and Compliance Services	$301.4	$329.4	$(28.0)	(8.5)%	3.1%	(12.3)%	1.1%
Secure Information Destruction Services	102.1	112.2	(10.1)	(9.0)%	(4.9)%	(5.1)%	0.7%
Total International Segment	$403.5	$441.6	$(38.1)	(8.6)%	0.9%	(10.5)%	1.0%
See footnote descriptions below Table 1 – C.
Table 1–C: COMPONENTS OF REVENUES CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Organic Growth (2)	$5.2	$56.3
Divestitures	(28.6)	(101.6)
Foreign Exchange (3)	5.0	(0.1)
Total Change	$(18.4)	$(45.4)
(1)Components of Change (%) in summation may not crossfoot to the total Change (%) due to rounding.
(2)Organic growth is the change in revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of an acquisition, divestitures, and foreign exchange.
(3)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022

(In millions, except per share data)
	Three Months Ended December 31, 2023
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$256.8	$219.7	$37.1	$14.9	$0.16
Adjustments:
ERP and System Modernization [1]	—	(6.3)	6.3	4.9	0.05
Intangible Amortization [2]	—	(27.8)	27.8	21.5	0.23
Operational Optimization [3]	2.4	(1.7)	4.1	3.7	0.04
Portfolio Optimization [4]	—	(0.8)	0.8	0.6	0.01
Litigation, Settlements and Regulatory Compliance [5]	—	(8.4)	8.4	6.3	0.07
Asset Impairments [6]	—	—	—	—	—
Other Tax Matters [7]	—	—	—	(2.0)	(0.02)
Total Adjustments	2.4	(45.0)	47.4	35.0	0.38
Adjusted Financial Measures (a)	$259.2	$174.7	$84.5	$49.9	$0.54
Depreciation			25.8
Adjusted EBITDA (b)			$110.3

(In millions, except per share data)
	Three Months Ended December 31, 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$254.4	$210.9	$59.1	$31.8	$0.35
Adjustments:
ERP and System Modernization [1]	—	(6.1)	6.1	4.7	0.05
Intangible Amortization [2]	—	(29.3)	29.3	22.7	0.25
Operational Optimization [3]	—	—	—	—	—
Portfolio Optimization [4]	—	(4.2)	(11.4)	(9.4)	(0.10)
Litigation, Settlements and Regulatory Compliance [5]	—	(4.0)	4.0	3.1	0.03
Asset Impairments [6]	—	(3.5)	3.5	2.6	0.02
Other Tax Matters [7]	—	—	—	—	—
Total Adjustments	—	(47.1)	31.5	23.7	0.25
Adjusted Financial Measures (a)	$254.4	$163.8	$90.6	$55.5	$0.60
Depreciation			27.0
Adjusted EBITDA (b)			$117.6

(In millions, except per share data)
	Fourth Quarter 2023 Change Compared to Fourth Quarter 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$2.4	$8.8	$(22.0)	$(16.9)	$(0.19)
Adjustments:
ERP and System Modernization	—	(0.2)	0.2	0.2	—
Intangible Amortization	—	1.5	(1.5)	(1.2)	(0.02)
Operational Optimization	2.4	(1.7)	4.1	3.7	0.04
Portfolio Optimization	—	3.4	12.2	10.0	0.1
Litigation, Settlements and Regulatory Compliance	—	(4.4)	4.4	3.2	0.04
Asset Impairments	—	3.5	(3.5)	(2.6)	(0.02)
Other Tax Matter	—	—	—	(2.0)	(0.02)
Total Adjustments	2.4	2.1	15.9	11.3	0.13
Adjusted Financial Measures	$4.8	$10.9	$(6.1)	$(5.6)	$(0.06)
Depreciation			(1.2)
Adjusted EBITDA			$(7.3)
The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Three Months Ended December 31,
	2023	2022
Non-Cash Related [8]	$28.4	$17.3
Cash Related	19.0	14.2
Total	$47.4	$31.5
U.S. GAAP results for the three months ended December 31, 2023 and 2022 include:
1.ERP and System Modernization: In 2023 and 2022, Selling, General, and Administrative expenses (“SG&A”) includes consulting and professional fees related to our ERP and system modernization.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Operational Optimization: 2023 includes $2.4 million of operational optimization in Cost of Revenues (“COR”) and $1.7 million of operational optimization in SG&A primarily related to severance associated with headcount reduction, split between North America and International segments, and closure of an International facility.
4.Portfolio Optimization: Divestitures (Gains) Losses, net in 2022 includes a $15.6 million gain (inclusive of $1.4 million of deal costs) related to the divestiture of our Communications Solutions business. In 2023 and 2022, SG&A includes consulting and professional fees associated with our Portfolio Optimization efforts of $0.8 million and $1.5 million, respectively. In 2022, SG&A also includes an acquisition related charge of $2.7 million.
5.Litigation, Settlements, and Regulatory Compliance: In 2023 and 2022, SG&A includes $8.4 million (which includes FCPA monitor related fees of $2.9 million) and $4.0 million, respectively, of primarily consulting and professional fees and estimated contingent liability provisions related to certain litigation, settlement and regulatory compliance matters.
6.Asset Impairments: In 2022, SG&A includes an impairment of $3.5 million associated with exiting a North America office facility.
7.Other Tax Matter: In 2023, we recognized a $2.0 million tax benefit associated with the conclusion of an examination of pre-acquisition tax years of an acquired business.
8.Non-Cash Related Adjustments: In 2023 and 2022, non-cash related adjustments included intangible amortization, portfolio optimization, operational optimization, and asset impairment items.

a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
c.Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $12.4 million and $7.8 million for the three months ended December 31, 2023 and 2022, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: YEAR ENDED DECEMBER 31, 2023 AND 2022

(In millions, except per share data)
	Year Ended December 31, 2023
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$1,014.6	$873.9	$77.3	$(21.4)	$(0.23)
Adjustments:
ERP and System Modernization [1]	—	(19.2)	19.2	14.9	0.16
Intangible Amortization [2]	—	(112.0)	112.0	86.8	0.94
Operational Optimization [3]	2.4	(1.7)	4.1	3.7	0.04
Portfolio Optimization [4]	—	(2.2)	65.6	64.5	0.69
Litigation, Settlements and Regulatory Compliance [5]	—	(30.8)	30.8	22.1	0.24
Asset Impairments [6]	3.4	(3.1)	6.5	6.5	0.07
Other Tax Matter [7]	—	—	—	(2.0)	(0.02)
Total Adjustments	5.8	(169.0)	238.2	196.5	2.12
Adjusted Financial Measures (a)	$1,020.4	$704.9	$315.5	$175.1	$1.89
Depreciation			104.5
Adjusted EBITDA (c)			$420.0

(In millions, except per share data)
	Year Ended December 31, 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$1,025.6	$887.5	$153.7	$56.0	$0.61
Adjustments:
ERP and System Modernization [1]	—	(19.2)	19.2	14.5	0.16
Intangible Amortization [2]	—	(124.0)	124.0	96.1	1.04
Operational Optimization [3]	—	—	—	—	—
Portfolio Optimization [4]	—	(6.9)	(8.7)	(7.4)	(0.08)
Litigation, Settlements and Regulatory Compliance [5]	—	(30.0)	30.0	25.1	0.27
Asset Impairments [6]	—	(5.5)	5.5	4.1	0.04
Other Tax Matter [7]	—	—	—	—	—
Total Adjustments	—	(185.6)	170.0	132.4	1.43
Adjusted Financial Measures (a)	$1,025.6	$701.9	$323.7	$188.4	$2.04
Depreciation			108.5
Adjusted EBITDA (c)			$432.2

(In millions, except per share data)
	Year Ended 2023 Change Compared to Year Ended 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Earnings Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(11.0)	$(13.6)	$(76.4)	$(77.4)	$(0.84)
Adjustments:
ERP and System Modernization	—	—	—	0.4	—
Intangible Amortization	—	12.0	(12.0)	(9.3)	(0.10)
Operational Optimization	2.4	(1.7)	4.1	3.7	0.04
Portfolio Optimization	—	4.7	74.3	71.9	0.77
Litigation, Settlements and Regulatory Compliance	—	(0.8)	0.8	(3.0)	(0.03)
Asset Impairments	3.4	2.4	1.0	2.4	0.03
Other Tax Matter	—	—	—	(2.0)	(0.02)
Total Adjustments	5.8	16.6	68.2	64.1	0.69
Adjusted Financial Measures	$(5.2)	$3.0	$(8.2)	$(13.3)	$(0.15)
Depreciation			(4.0)
Adjusted EBITDA			$(12.2)
The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Year Ended December 31,
	2023	2022
Non-Cash Related [8]	$180.4	$114.0
Cash Related	57.8	56.0
Total	$238.2	$170.0
U.S. GAAP results for the year ended December 31, 2023 and 2022 include:
1.ERP and System Modernization: In 2023 and 2022, SG&A includes consulting and professional fees related to our ERP and system modernization.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Operational Optimization: 2023 includes $2.4 million of operational optimization in COR and $1.7 million of operational optimization in SG&A primarily related to severance associated with headcount reduction, split between North America and International segments, and closure of an International facility.
4.Portfolio Optimization: In 2023 Divestitures losses, net includes aggregate net losses of $63.4 million (inclusive of $2.2 million related to deal costs) related to International divestitures of Romania, UAE joint-venture, Netherlands, Republic of Korea, Australia, Singapore, Brazil, and a container manufacturing operation. 2022 includes a $15.6 million gain (inclusive of $1.4 million related to deal costs) related to the divestiture of the Communication Solutions business. In 2023 and 2022, SG&A includes consulting and professional fees associated with our Portfolio Optimization efforts of $2.2 million and $4.2 million, respectively. Additionally, in 2022, SG&A includes an acquisition related charge of $2.7 million.
5.Litigation, Settlements, and Regulatory Compliance: In 2023 and 2022, SG&A includes $26.1 million (which includes FCPA monitor related fees of $9.9 million) and $16.9 million, respectively, of primarily consulting and professional fees and estimated contingent liability provisions net of releases related to certain litigation, settlement and regulatory compliance matters. Additionally in 2023, SG&A includes a value-added tax reclaim credit of $6.0 million, a settlement charge associated with a vendor dispute of $6.0 million, other settlement charges of $5.6 million, and a FCPA settlement release of $0.9 million. Additionally in 2022, SG&A includes FCPA settlement expense of $9.6 million and a settlement charge related to a multi-year indirect tax related IRS examination of $3.5 million.
6.Asset Impairments: In 2023, COR includes an impairment of $3.4 million in International associated with certain long-lived assets, primarily property, plant and equipment, in Romania, and SG&A includes an impairment of $3.1 million associated with certain intangible assets in Spain. In 2022, SG&A includes an impairment of $5.5 million associated with exiting certain North American office facilities.
7.Other Tax Matter: In 2023, we recognized a $2.0 million tax benefit associated with the conclusion of an examination of pre-acquisition tax years of an acquired business.
8.Non-Cash Related Adjustments: In 2023 and 2022, non-cash related adjustments included intangible amortization, portfolio optimization, operational optimization, and asset impairment items.

a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
c.Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $41.7 million and $37.6 million for the years ended December 31, 2023 and 2022, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.